UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

Palomar Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38873	83-3972551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 500
La Jolla, California		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 619 567-5290

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On May 29, 2026, Palomar Holdings, Inc. (the “Company”) updated its corporate presentation that it uses for presentations at conferences and to analysts, current stockholders, and others. A copy of the Company’s presentation that it intends to use at such events is attached as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

On May 29, 2026, Palomar Holdings Inc. (“Palomar” or the “Company”) issued a press release announcing the successful completion of certain reinsurance programs incepting June 1, 2026, and increased the Company’s full year 2026 adjusted net income guidance. A copy of the press release is attached hereto as Exhibit 99.2.

The Company has procured approximately $421 million of incremental limit to support the growth of its Earthquake franchise. The Company’s reinsurance coverage now exhausts at $3.92 billion for earthquake events and $135 million for continental United States hurricane events. The reinsurance program provides ample capacity for the Company’s growth in the subject business lines as well as coverage to a level exceeding Palomar’s 1:250-year peak zone Probable Maximum Loss (“PML”).

The Company’s per occurrence catastrophe event retention will remain at $11 million for hurricane events and $20 million for earthquake events, levels that are meaningfully within management’s previously stated guideposts of less than one quarter’s adjusted net income and less than 5% of stockholders’ equity.

Of note, $360 million of the $3.92 billion earthquake limit was sourced through a new catastrophe bond, Torrey Pines Re Series 2026-1. The new catastrophe bond issuance is the seventh Insurance Linked Securities (“ILS”) transaction Palomar has sponsored.

Effective June 1, 2026, the Company also renewed its standalone excess of loss (“XOL”) treaty supporting the Hawaii hurricane policies issued by Laulima Exchange (“Laulima”). Laulima’s XOL reinsurance program consists of per occurrence coverage up to $865 million, representing a $130 million increase year-over-year, including $50 million sourced through the Torrey Pines Re platform. The program’s per-occurrence event retention remained unchanged at $1.5 million.

Other highlights of the Company’s reinsurance program include:

•
Issued seventh Torrey Pines Re catastrophe bond securing $410 million of protection, a total of $1.28 billion of multi-year ILS capacity providing diversifying collateralized reinsurance capital;
•
A reinsurance panel of over 100 reinsurers and ILS investors, including multiple new reinsurers, all of which have an “A-” (Excellent) or better financial strength rating from A.M. Best and/or S&P (Standard & Poor’s) or are fully collateralized;
•
Prepaid reinstatements across substantially all layers that have a reinstatement provision with only modest additional reinsurance premium due in certain multiple event scenarios.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Investor Presentation, dated May 29, 2026
99.2	Press release, dated May 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR HOLDINGS, INC.

Date:	May 29, 2026	By:	/s/ T. Christopher Uchida
T. Christopher Uchida
Chief Financial Officer
(Principal Financial and Accounting Officer)